(j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 125 to the registration statement on Form N-1A ("Registration Statement") of our report dated December 20, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of Classic Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Independent Auditors and Reports to Shareholders" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
January 31, 2001